Exhibit 99.1
PowerSecure Reports Third Quarter Results
Results Strengthen Sequentially with Revenues Increasing 10%,
E.P.S. Increasing 125%, and Gross Margin Reaching an All-Time High 37%
Wake Forest, N.C. — November 5, 2009 — PowerSecure International, Inc. (Nasdaq: POWR) today reported another quarter of strengthening results, posting revenues of $27.7 million and diluted earnings per share (“E.P.S.”) of $0.09 for its third quarter of 2009. On a sequential basis, compared to the second quarter of 2009 the Company’s revenues increased 10.3%, and E.P.S. increased 125%. Additionally, third quarter gross margin as a percentage of revenue reached 37.0%, an all-time high for any quarter in the Company’s history.
The Company’s third quarter 2009 results were lower compared to the third quarter of 2008 primarily due to the completion of a large number of projects for Publix Supermarkets in 2008. As reported, third quarter 2009 revenue and E.P.S. was lower than third quarter 2008 revenue and E.P.S. by 17.4% and 47.1%, respectively. Excluding Publix project revenues in both years’ third quarters, revenues for the third quarter of 2009 were $24.3 million and revenues for the third quarter of 2008 were $24.6 million (see Non-GAAP financial measure reconciliation below).
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased with the consistent improvement we are seeing in our results — including achieving our highest ever quarterly gross margin percentage. Each successive quarter in 2009 has shown higher revenue, higher gross margin, higher operating profit, and higher E.P.S. The consistent strengthening of our results demonstrates the determination and drive of the PowerSecure team to execute extraordinarily well and deliver increasing value to our customers in a difficult environment.”
Mr. Hinton continued, “Our growth and diversification strategies are working, and assuming the economy cooperates, the progress we have made in a challenging 2009 positions us to have a very good 2010. A major demonstration of our success is our EfficientLights business, which we expect to generate $20 million of revenue in 2009, growing 650% over 2008.”
Mr. Hinton added that the progression of the Company’s Utility Services business also continues to be very positive, and is a significant growth driver in PowerSecure’s Utility Infrastructure area. This unit is seeing strong demand from utilities for transmission and distribution services, and was up 41% sequentially in the third quarter compared to the second quarter. The progression and development of these new businesses has offset a more protracted recovery in the Company’s Interactive Distributed Generation business, which has continued to broaden and diversify its utility and customer base despite pressures from the economy.
“We are excited about the strategic positions each of our businesses holds in the marketplace,” said Mr. Hinton, “as well as the strong value they deliver our utility partners and business customers, and their long-term growth opportunities and promise. That said, we are not sitting still, and we are actively developing new, complementary business lines and technologies to bring to market — examples of which are our new EfficientLights Street Light and our new SmartStation substation — to sustain our growth well into the future.”

For the third quarter of 2009, the Company’s Energy and Smart Grid Solutions segment showed strong sequential improvement, as revenues of $23.6 million, were $2.9 million, or 14.1%, more than the second quarter of 2009. This third quarter revenue result was $5.1 million less than the third quarter of 2008 due to $5.5 million of lower Publix revenues. The Energy and Smart Grid Solutions segment includes the strategic business areas of Interactive Distributed Generation®, Energy Efficiency, and Utility Infrastructure. These three business areas realized the following revenue variances compared to the third quarter of 2008 (“year-over-year” variances) and the second quarter of 2009 (“sequential” variances):
1)	Interactive Distributed Generation: On a sequential basis, Interactive Distributed Generation revenues for the third quarter were 8% less than the second quarter of 2009. On a year-over-year basis, Interactive Distributed Generation revenues were 46% lower than the third quarter of 2008, and were 33% lower excluding Publix projects in both years.

2)	Energy Efficiency: The Company’s EfficientLights revenues for the third quarter were a record $8.3 million, which represented a sequential increase of over 80%, and a year-over-year increase of over 800%. This growth was partially offset by revenue decreases in the Company’s EnergyLite business, driven by planned reductions in the Company’s focus on EnergyLite to more aggressively pursue EfficientLights opportunities. In total, Energy Efficiency revenues were up 74% on a sequential basis, and up 280% on a year-over-year basis.

3)	Utility Infrastructure: Utility Infrastructure realized a 3% sequential increase in revenues for the third quarter, driven by new utility services business which offset lower revenues from large infrastructure projects in the final stages of completion. On a year-over-year basis, this unit realized a 35% decrease in revenues, also driven by lower revenues from large infrastructure projects, and partially offset by the growth in new utility services business.
For the third quarter of 2009, the Company’s Energy Services segment realized a 15% year-over-year decrease in revenues from its Southern Flow business. On a sequential basis, Southern Flow revenues were down 7% from the second quarter of 2009. The Company’s WaterSecure business posted pre-tax income of $0.5 million, down 45% on a year-over-year basis, but up 7% on a sequential basis compared to the second quarter of 2009. These Energy Services segment results were impacted by year-over-year declines in the price of oil and the adverse impact of low natural gas prices on industry production and investment.
Gross margin as a percentage of revenue for the third quarter 2009 was 37.0%, the highest quarterly gross margin percentage in the Company’s history. On a year-over-year basis gross margin was up 4.5 percentage points, and on a sequential basis gross margin was up 4.2 percentage points.
Third quarter 2009 operating expenses were $8.1 million, down 9.9% on a year-over-year basis, and up 5.9% on a sequential basis compared to the second quarter of 2009. The reductions versus prior year were due to cost reduction measures taken in anticipation of the difficult economic climate, as well as reductions in selling expense due to lower year-over-year revenues. The sequential quarterly increase in operating expenses was driven by additional compensation expense resulting from the Company’s improving financial results, higher selling expense due to higher revenues, and an increase in depreciation from capital deployed to support the Company’s growing recurring revenue business. Additionally, the Company’s operating expenses reflect continuing investments in new product development and infrastructure for several growth initiatives, which include but are not limited to its new PowerPackages business unit, the EfficientLights Street Light product, and its SmartStation substation technology.
As of the date of this press release, the Company’s revenue backlog expected to be recognized after September 30, 2009 is $90 million. This includes revenue related to new business announcements made by the Company on September 29 and October 14, 2009, and is $2 million more than the $88 million of revenue backlog reported in the Company’s second quarter earnings release (issued on August 6, 2009). The Company’s revenue backlog and the estimated timing of revenue recognition is outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the contracts:
Revenue Backlog to be recognized after September 30, 2009

	Anticipated	Estimated Primary
Description	Revenue	Recognition Period

Project-based Revenue — Near term	$35 Million	4Q09 through 2Q10
Project-based Revenue — Long term	$19 Million	3Q10 through 2011
Recurring Revenue	$37 Million	4Q09 through 2016

Revenue Backlog to be recognized after September 30, 2009	$90 Million
Note: Revenue and primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the Company’s Southern Flow business, engineering fees, and certain monitoring and maintenance revenue, among others. Numbers may not add due to rounding.
The Company will host a conference call commencing today at 5:30 p.m. eastern time to discuss its third quarter 2009 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-679-8034 (or 617-213-4847 if dialing internationally), and providing pass code 46035764. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 8:30 p.m. eastern time through midnight on December 4, 2009. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 57245515. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. The Company’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. The Company also provides utilities with regulatory consulting, power system and transmission engineering and construction, and provides businesses with energy efficiency products and services, including its state-of-the art EfficientLights lighting solution for refrigerated cases. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information about the Company is available at www.powersecure.com.

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the recent downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2008, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Revenue	27,721	33,557	72,576	109,084
Cost of sales	17,469	22,646	48,195	74,353

Gross Profit	10,252	10,911	24,381	34,731

Operating expenses
General and administrative	6,399	7,142	18,511	22,003
Selling, marketing, and service	997	1,252	2,797	4,465
Depreciation and amortization	657	544	1,762	1,528

Total operating expenses	8,053	8,938	23,070	27,996

Operating income (loss)	2,199	1,973	1,311	6,735

Other income (expense)
Equity income	429	840	1,307	3,030
Management fees	106	137	309	450
Interest and other income	36	89	127	434
Interest and finance charges	(144)	(55)	(463)	(158)

Income (loss) before income taxes	2,626	2,984	2,591	10,491
Income tax benefit (provision)	(423)	(70)	(473)	(684)

Income (loss) from continuing operations	2,203	2,914	2,118	9,807

Discontinued operations
Loss on Disposal	0	0	0	(42)
Income (loss) from operations	0	0	0	(35)

Income (loss) on discontinued operations	0	0	0	(77)

Net income (loss)	2,203	2,914	2,118	9,730
Less: Net income attributable to noncontrolling interest	(549)	0	(914)	0

Net income (loss) attributable to PowerSecure International, Inc.	1,654	2,914	1,204	9,730

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Income (loss) from continuing operations:
Basic	0.10	0.17	0.07	0.58

Diluted	0.09	0.17	0.07	0.56

Net Income (loss):
Basic	0.10	0.17	0.07	0.57

Diluted	0.09	0.17	0.07	0.56

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,218	17,027	17,158	16,951

Diluted	17,467	17,185	17,174	17,377

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	September 30,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	11,892	24,316
Trade receivables, net of allowance for doubtful accounts	30,057	25,215
Inventories	25,274	19,713
Deferred income taxes	2,919	2,919
Prepaid expenses and other current assets	917	1,680

Total Current Assets	71,059	73,843

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	22,665	20,297
Furniture and fixtures	669	650
Land, building, and improvements	4,794	4,674

Total property, plant, and equipment at cost	28,128	25,621
Less accumulated depreciation and amortization	4,928	3,739

Property, plant, and equipment, net	23,200	21,882

OTHER ASSETS:
Goodwill	7,256	7,256
Restricted annuity contract	2,198	2,133
Intangible rights and capitalized software, net of accum amort	1,325	1,276
Investment in unconsolidated affiliate	3,739	4,106
Other assets	285	338

Total other assets	14,803	15,109

TOTAL ASSETS	109,062	110,834

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	5,278	5,817
Accrued and other liabilities	19,620	23,147
Restructuring charges payable	608	1,349
Current income taxes payable	50	181
Current unrecognized tax benefit	243	79
Capital lease obligations	746	716

Total current liabilites	26,545	31,289

LONG-TERM LIABILITIES
Capital lease obligations	4,638	5,201
Unrecognized tax benefit	812	790
Deferred Compensation	637	388
Restructuring Charges	0	355

Total long-term liabilites	6,087	6,734

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	172	171
Additional paid-in-capital	109,884	108,384
Accumulated deficit	(34,540)	(35,744)

Total PowerSecure International, Inc. stockholders’ equity	75,516	72,811
Noncontrolling Interest	914	0

Total stockholders’ equity	76,430	72,811

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	109,062	110,834

PowerSecure International, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
($000’s)

	Nine Months Ended
	September 30,	September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	1,204	9,730
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,762	1,528
Noncontrolling interest	914	0
Deferred income taxes	0	65
Loss on disposal of miscellaneous assets	32	162
Equity in income of unconsolidated affiliate	(1,307)	(3,030)
Distributions from unconsolidated affiliate	1,618	3,375
Stock compensation expense	1,202	1,576
Changes in operating assets and liabilities, net of effect of aquisitons:
Trade receivables, net	(4,842)	(2,538)
Inventories	(5,234)	1,670
Other current assets and liabilities	631	(52)
Assets of discontinued operations held for sale	0	2,400
Other noncurrent assets	53	62
Accounts payable	(539)	(2,834)
Restructuring charges	(1,096)	(3,610)
Accrued and other liabilities	(3,526)	(14,328)
Liabilities of discontinued operations held for sale	0	(755)
Unrecognized Tax Benefits	188	78
Deferred compensation obligation	249	249
Restricted annuity contract	(65)	(105)

Net cash provided by (used in) operating activities	(8,756)	(6,357)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(2,202)	(15,857)
Additions to intangible rights and software development	(442)	(200)
Acquisitions, net of cash acquired	(800)	(710)
Proceeds from sale of property, plant and equipment	12	6

Net cash provided by (used in) investing activities	(3,432)	(16,761)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	0	2,584
Proceeds from stock option/warrant exercises, net of shares tendered	298	236
Principal payments on long-term notes payable	0	(97)
Net borrowings (payments) on revolving line of credit	0	0
Payments on capital lease obligations	(534)	(1)

Net cash provided by (used in) financing activities	(236)	2,722

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(12,424)	(20,396)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	24,316	28,710

CASH AND CASH EQUIVALENTS AT END OF PERIOD	11,892	8,314

PowerSecure International, Inc.
Non-GAAP Financial Measure Reconciliation
($000’s)
Revenue Excluding Publix Project Revenues

	Three Months Ended		Variance
	September 30,	September 30,
	2009	2008	$	%
Revenue — As Reported GAAP Measure	27,721	33,557	(5,836)	-17.4%
Publix Project Revenue	3,454	9,002	(5,548)	-61.6%

Revenue Excluding Publix Project Revenues (non-GAAP Measure)	24,267	24,555	(288)	-1.2%
Non-GAAP Financial Measures:
References by the Company to its third quarter 2009 and third quarter 2008 “Revenue excluding Publix project revenue” is a non-GAAP financial measure. It refers to the Company’s GAAP revenues after subtracting revenue realized from Publix Supermarkets in both periods.
The Company believes providing non-GAAP measures which adjust for this item is a useful tool permitting management and the board of directors to measure, monitor and evaluate the Company’s operating performance and to make operating decisions. Non-GAAP revenue shown above is also used by management to assist it in planning and forecasting future operations and making future operating decisions.
The Company also believes this non-GAAP measure provides meaningful information to investors in terms of enhancing their understanding of the Company’s core operating performance and results, and allows investors to more easily compare the Company’s financial performance in different fiscal periods. Non-GAAP revenue calculated by subtracting Publix project revenue from GAAP revenue should be considered only as a supplement to, and not as a substitute for or in isolation from, other measures of financial information prepared in accordance with GAAP, such as GAAP revenue, GAAP net income, GAAP net income per share, GAAP income from continuing operations, or GAAP income from continuing operations per share.
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